SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):   January 22, 2001



                       SIMON TRANSPORTATION SERVICES INC.
             (Exact name of registrant as specified in its charter)



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          Nevada                      0-27208                    87-0545608
(State or other jurisdiction  (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)
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        5175 West 2100 South, West Valley City, Utah            84123
         (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code                (801) 924-7000

                                     N/A
        (Former name or former address, if changed since last report.)

ITEM 2.  Acquisition or Disposition of Assets

         Simon Transportation Services Inc., a Nevada corporation ("Parent"), is the reporting company under this Form 8-K. On January 22, 2001, Dick Simon Trucking, Inc., a Utah corporation and wholly-owned subsidiary of Parent ("Simon"), completed its acquisition of a portion of the trucking assets of Westway Express, Inc., an Indiana corporation ("Westway"), pursuant to that certain Agreement dated December 15, 2000, by and among Simon, Westway, WesternWay Holdings Co., a Colorado corporation and the sole stockholder of Westway ("WesternWay"), and Jerry D. McMorris ("McMorris") (the "Agreement"), as amended January 22, 2001, by the First Amendment to the Agreement (the "First Amendment").

         Westway's headquarters are located in Commerce City, Colorado, and it has an additional major terminal facility in Albuquerque, New Mexico. During 2000, Westway operated approximately 375 company tractors, 76 tractors supplied by independent contractors, and 705 53-foot temperature-controlled trailers.

         Under the terms of the Agreement and First Amendment, Simon, at closing and during the one year thereafter, will make aggregate payments to Westway of approximately $1.7 million for Westway's services in assisting Simon in hiring drivers, for 59 Qualcomm units, and miscellaneous assets. Simon will purchase up to an additional 466 Qualcomm units at $1,200/unit post-closing if such units have software upgrades and are functioning properly. Simon refinanced with existing lessors approximately 234 tractors and 264 temperature-controlled trailers and assumed leases for terminal facilities in Commerce City, Colorado through December 31, 2001; Albuquerque, New Mexico through June 30, 2001; and Charlotte, North Carolina on a month-to-month basis. The remaining tractors, trailers, terminal facilities, and miscellaneous assets, as well as accounts receivable, were retained by Westway.

         Westway, WesternWay, and McMorris are prohibited for a period of five years from the date of closing from competing in the interstate and/or intrastate dry van and refrigerated transportation of freight, as well as those brokerage, intermodal, logistics, and freight consolidation activities involving refrigerated or dry van truckload or less-than-truckload transportation; provided, however, McMorris has limited rights to own, operate, and dispose of SLT Express, Inc. No consideration separate from the Agreement itself is allocated to the noncompetition undertakings.

         The assets acquired from Westway were used primarily for the interstate temperature-controlled transportation of freight, and Simon intends to integrate the acquired assets into its operations. Simon is a truckload carrier providing nationwide, predominantly temperature-controlled transportation services for major shippers.

         Simon funded the acquisition consideration paid at closing, and will fund the deferred payments, with working capital and borrowings under its existing credit line with U.S. Bank National Association. The consideration exchanged was determined through arms'-length negotiations. There is no material relationship between Westway or its affiliates and Parent, Simon, or their affiliates, any director or officer of Parent, or any associate of any such director or officer.

         The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement and the First Amendment, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits

(a) and (b)

         To the extent required, the registrant will file the financial statements and pro forma financial statements of the business acquired pursuant to Item 7 of Form 8-K no later than February 13, 2001.

(c)  Exhibits.

        ------------------- --------------------------------------------------------------------------------------------
             Exhibit        Description
        ------------------- --------------------------------------------------------------------------------------------
        ------------------- --------------------------------------------------------------------------------------------
               2.1          Agreement  dated  December  15,  2000,  by and among Dick  Simon  Trucking,  Inc.,  Westway
                            Express, Inc., WesternWay Holdings Co., and Jerry D. McMorris*
        ------------------- --------------------------------------------------------------------------------------------
        ------------------- --------------------------------------------------------------------------------------------
               2.2          First  Amendment to Asset  Purchase  Agreement  dated  January 22, 2001,  by and among Dick
        ------------------- --------------------------------------------------------------------------------------------
        ------------------- --------------------------------------------------------------------------------------------
                23          Consent of Independent Public Accountants #
        ------------------- --------------------------------------------------------------------------------------------
        ------------------- --------------------------------------------------------------------------------------------
               99.1         Press Release issued by Parent dated December 18, 2000.
        ------------------- --------------------------------------------------------------------------------------------
        ------------------- --------------------------------------------------------------------------------------------
               99.2         Press Release issued by Parent dated January 23, 2001.
        ------------------- --------------------------------------------------------------------------------------------

* All of the schedules and exhibits have been omitted. Parent hereby agrees to furnish supplementally to the Commission a copy of any schedule or exhibit omitted upon the Commission's request.

#        To be filed by amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SIMON TRANSPORTATION SERVICES INC.

Date: February 5, 2001                   By: /s/ Alban B. Lang
                                         -----------------------------------
                                         Alban B. Lang, Chief Financial Officer,
                                         Treasurer, and Secretary